AMENDMENT NO. 4 TO

PARTICIPATION AGREEMENT AMONG

THE HUNTINGTON FUNDS,

UNIFIED FINANCIAL SECURITIES, INC.,

HUNTINGTON ASSET ADVISORS, INC.,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

AND

TRANSAMERICA LIFE INSURANCE COMPANY

THIS AMENDMENT, made and entered into as of the 1st day of May, 2013, by and among TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY; TRANSAMERICA LIFE INSURANCE COMPANY (collectively, the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be revised from time to time (an “Account”); THE HUNTINGTON FUNDS (the “Trust”), on its behalf and on behalf of each of its series set forth in Schedule A; UNIFIED FINANCIAL SECURITIES, INC. (the “Distributor”); and HUNTINGTON ASSET ADVISORS, INC (the “Advisor”).

WHEREAS, the parties executed an amendment dated December 9, 2011, to add Confidential Information, complying with Massachusetts privacy laws that shall hereafter be referred to as Amendment Number 3 to the Participation Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The existing 2nd Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as set forth on Schedule A hereto and as may be revised or supplemented from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a “Fund”); and

2.	The existing 5th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Company has registered or will register the variable life insurance and variable annuity contracts listed on Schedule A, as it may be revised or supplemented from time to time (the “Contracts”) under the 1933 Act or will not register the contracts in proper reliance on an exemption from registration under the 1933 Act and the 1940 Act; and

3.	Section 1.7. of the Agreement is hereby deleted in its entirety and replaced with the following:

1.7. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Funds will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The Trust shall furnish to the Company the CUSIP number assigned to each Fund identified in Schedule A attached, as may be revised or supplemented from time to time.

4.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

5.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

2.14. Trust, Distributor/Advisor and Fund Manager each agree to promptly notify the Company when any underlying fund becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and Fund Manager is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any underlying fund. Until such notification is provided to the Company, Trust and Distributor/Advisor each represent and warrant that it is not a CPO, and Fund Manager represents and warrants it is not required to register as a CPO with respect to any underlying fund. Trust, Distributor/Advisor and Fund Manager each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	7/19/13

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	7/19/13

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer
Date:	7/8/13

UNIFIED FINANCIAL SECURITIES, INC.

By:	/s/ John C. Swhear
Name:	John C. Swhear
Title:	Vice President and Chief Compliance Officer
Date:	7/3/13

HUNTINGTON ASSET ADVISORS, INC.

By:	/s/ B. Randolph Bateman
Name:	B. Randolph Bateman
Title:	Chief Investment Officer
Date:	7/9/13

SCHEDULE A

Revised May 1, 2013

Separate Accounts:

Separate Account VA S

Separate Account VA B

Contracts:

Huntington Allstar Select

Huntington LandmarkSM

Applicable Funds:

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

SCHEDULE A

Revised September 1, 2013

Separate Accounts:

Retirement Builder Variable Annuity Account

Separate Account VA B

Contracts:

Huntington Allstar Select

Huntington LandmarkSM

Applicable Funds:

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund